Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES FIRST-QUARTER RESULTS

—Net Loss Narrows Despite Continued Housing Weakness —
ATLANTA — May 5, 2011 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the first quarter ended April 2, 2011.
The Company incurred a net loss of $12.3 million, or $0.40 per diluted share for the first quarter of 2011, compared to a net loss of $14.7 million, or $0.48 per diluted share, for the first quarter of 2010. The Company’s results for the first quarter reflect the ongoing downturn in the housing market. The comparable prior year period benefited from the first-time homebuyer tax credit which expired in April of 2010. Revenues decreased 9.4% to $390.6 million from $431.1 million for the same period a year ago, reflecting a 20.8% drop in structural product sales associated with the softness in the housing market and a slight sales increase in specialty products. Overall unit volume declined 11.8% compared to the year-ago period primarily as a result of a 25.2% decline in structural unit volume.
Gross profit for the first quarter totaled $46.3 million, down 11.5% from $52.3 million in the year-ago period largely reflecting reduced unit volume associated with the continued housing market downturn. Gross margins decreased to 11.8% from the 12.1% generated in the year-ago period as a result of channel shifts for certain specialty products and a highly competitive market. Total operating expenses decreased $8.9 million, or 14.7% from the year-ago period, reflecting the Company’s continuing efforts to manage its cost structure as well as gains of $7.2 million on the sale of certain surplus properties. Reported operating loss for the quarter was $5.1 million, compared with an operating loss of $8.0 million a year ago.
“We continued to manage through a very difficult housing market in the first quarter” said George Judd, chief executive officer. “Our results were impacted by a housing market that contracted by almost 10%, an extremely long and severe winter, and a very competitive structural products market,” Mr. Judd added.

BlueLinx 1Q ’11 Press Release

The Company’s operating results for the first quarter of 2011 and 2010, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

	Quarters Ended
in millions, except per share amounts	April 2,	April 3,
(unaudited)	2011	2010
Pretax loss	$(12.4)	$(14.7)
Gain from sale of certain surplus properties	(7.2)	—
Changes associated with the ineffective interest rate swap	(1.8)	(0.8)

Adjusted pretax loss	(21.4)	(15.5)
Adjusted benefit from income taxes	(8.4)	(5.9)

Adjusted net loss	$(13.0)	$(9.6)

Diluted weighted average shares	30.9	30.6

Adjusted diluted net loss per share applicable to common shares	$(0.42)	$(0.31)

For the quarter ended April 2, 2011, the above table reflects the following events: (i) the Company recorded a gain on the sales of certain surplus properties; (ii) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance recorded for the quarter was $4.8 million. The adjusted benefit from income taxes assumes the Company is in a position to demonstrate that the deferred tax assets are realizable.
For the quarter ended April 3, 2010, the above table reflects the following event: (i) the Company recorded the effect of a reduction in the fair value of its ineffective interest rate swap offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items. The valuation allowance recorded for the quarter was $5.7 million. The adjusted benefit from income taxes assumes the Company is in a position to demonstrate that the deferred tax assets are realizable.
Conference Call
BlueLinx will host a conference call May 5th at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 706-645-9291, Conference ID# 63274785. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

BlueLinx 1Q ’11 Press Release

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
- Tables to Follow -

BlueLinx 1Q ’11 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended
	April 2,	April 3,
	2011	2010
	(unaudited)	(unaudited)

Net sales	$390,604	$431,050
Cost of sales	344,335	378,772

Gross profit	46,269	52,278

Operating expenses:
Selling, general, and administrative	48,446	56,514
Depreciation and amortization	2,938	3,744

Total operating expenses	51,384	60,258

Operating loss	(5,115)	(7,980)
Non-operating expenses:
Interest expense	9,061	7,315
Changes associated with the ineffective interest rate swap, net	(1,751)	(805)
Other expense, net	15	233

Loss before provision for (benefit from) income taxes	(12,440)	(14,723)
Provision for (benefit from) income taxes	(114)	16

Net (loss) income	$(12,326)	$(14,739)

Basic weighted average number of common shares outstanding	30,853	30,587

Basic net (loss) income per share applicable to common shares	$(0.40)	$(0.48)

Diluted weighted average number of common shares outstanding	30,853	30,587

Diluted (loss) net income per share applicable to common shares	$(0.40)	$(0.48)

BlueLinx 1Q ’11 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	April 2,	January 1,
	2011	2011
	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$6,151	$14,297
Receivables, net	169,924	119,202
Inventories, net	220,312	188,250
Deferred income tax assets	59	143
Other current assets	18,653	22,768

Total current assets	415,099	344,660

Property, plant, and equipment:
Land and improvements	52,506	52,540
Buildings	96,832	96,720
Machinery and equipment	71,861	70,860
Construction in progress	1,247	2,028

Property, plant, and equipment, at cost	222,446	222,148
Accumulated depreciation	(94,319)	(92,517)

Property, plant, and equipment, net	128,127	129,631
Other non-current assets	56,393	50,728

Total assets	$599,619	$525,019

Liabilities:
Current liabilities:
Accounts payable	$94,910	$62,827
Bank overdrafts	35,671	23,089
Accrued compensation	4,501	4,594
Current maturities of long term debt	1,960	1,190
Other current liabilities	13,899	16,792

Total current liabilities	150,941	108,492

Noncurrent liabilities:
Long-term debt	424,178	381,679
Deferred income taxes	107	192
Other non-current liabilities	34,401	33,665

Total liabilities	609,627	524,028

Shareholders’ (Deficit) Equity:
Common stock	332	327
Additional paid in capital	148,224	147,427
Accumulated other comprehensive loss	(6,827)	(7,358)
Accumulated deficit	(151,737)	(139,405)

Total shareholders’ (deficit) equity	(10,008)	991

Total liabilities and shareholders’ (deficit) equity	$599,619	$525,019

BlueLinx 1Q ’11 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Periods Ended
	April 2,	April 3,
	2011	2010
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(12,326)	$(14,739)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	2,938	3,744
Amortization of debt issuance costs	447	(73)
Payment from terminating the Georgia-Pacific supply agreement	—	4,706
Gain from sale of properties	(7,222)	—
Changes associated with the ineffective interest rate swap, net	(1,751)	(805)
Deferred income tax benefit	(215)	(207)
Share-based compensation expense	816	1,043
Decrease (increase) in restricted cash related to the swap, insurance, and other	(6)	5,882
Changes in assets and liabilities:
Receivables	(50,722)	(64,595)
Inventories	(32,062)	(25,614)
Accounts payable	32,083	21,320
Changes in other working capital	3,754	22,879
Other	1,458	(134)

Net cash used in operating activities	(62,808)	(46,593)

Cash flows from investing activities:
Property, plant, and equipment investments	(3,695)	(409)
Proceeds from disposition of assets	8,763	149

Net cash (used in) provided by investing activities	5,068	(260)

Cash flows from financing activities:
Repurchase of common stock	—	(583)
Increase in the revolving credit facility	43,269	24,665
Payments on capital lease obligations	(72)	(402)
Increase in bank overdrafts	12,582	9,953
Increase in restricted cash related to the mortgage	(6,185)	(2,864)
Other	—	6

Net cash provided by financing activities	49,594	30,775

Decrease in cash	(8,146)	(16,078)
Balance, beginning of period	14,297	29,457

Balance, end of period	$6,151	$13,379

BlueLinx 1Q ’11 Press Release

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
in thousands, except for per share amounts

	Quarters Ended
	April 2,	April 3,
	2011	2010
	(unaudited)	(unaudited)

Pretax loss	$(12,440)	$(14,723)
Gain from sale of certain surplus properties	(7,222)	—
Changes associated with the ineffective interest rate swap, net	(1,751)	(805)

Adjusted pretax loss	(21,413)	(15,528)
Adjusted benefit from income taxes	(8,380)	(5,978)

Adjusted net loss	$(13,033)	$(9,550)

Diluted weighted average shares	30,853	30,587

Adjusted diluted net loss per share applicable to common shares	$(0.42)	$(0.31)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Loss
in thousands

	Quarters Ended
	April 2,	April 3,
	2011	2010
	(unaudited)	(unaudited)

GAAP net loss	$(12,326)	$(14,739)
Gain from sale of certain surplus properties	(7,222)	—
Changes associated with the ineffective interest rate swap, net	(1,751)	(805)
Tax effect of selected charges	3,464	311
Valuation allowance	4,802	5,683

Adjusted net loss	$(13,033)	$(9,550)

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